Exhibit 23.1.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of AT&T Corp., which is incorporated by reference in AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the consolidated financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our reports dated June 22, 2000 relating to the financial statements, which appear in the Annual Reports of the AT&T Long-Term Savings Plan, AT&T Long-Term Savings and Security Plan, AT&T Long-Term Savings Plan for Management Employees, AT&T of Puerto Rico, Inc. Long-Term Savings and Security Plan, AT&T of Puerto Rico, Inc. Long-Term Savings Plan for Management Employees and the AT&T Retirement Savings and Profit Sharing Plans on Forms 11-K for the year ended December 31, 1999.




PricewaterhouseCoopers LLP
New York, New York
August 10, 2000